UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 19, 2010

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders

At PPL Corporation's (“PPL” or the “Company”) Annual Meeting of Shareowners held on May 19, 2010, the shareowners:

Elected the three nominees for the office of director.  The votes for individual nominees were:

	Number of Votes
	For	Withhold Authority	Broker Non-Vote

Stuart E. Graham	251,428,728.907	13,614,594.026	43,142,062.000
Stuart Heydt	245,844,549.822	16,198,723.111	43,142,062.000
Craig A. Rogerson	252,802,120.865	12,241,202.068	43,142,062.000

Directors whose terms of office continued were Frederick M. Bernthal, John W. Conway, E. Allen Deaver, Louise K. Goeser, James H. Miller, Natica von Althann and Keith H. Williamson.

Approved PPL's proposal to amend its Bylaws to eliminate classification of terms of the Board of Directors.  The vote was 297,525,220.135 in favor and 8,444,786.768 against, with 2,215,378.030 abstaining and no broker non-votes.  A copy of the Amended and Restated Bylaws of PPL reflecting the approved amendment is filed herewith as Exhibit 99.1.

Ratified the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2010.  The vote was 304,580,744.302 in favor and 2,341,779.930 against, with 1,262,860.701 abstaining and no broker non-votes.

Approved a non-binding shareowner proposal that requested the Board to amend governance documents to allow shareowners of 10% of the outstanding shares of PPL to call special shareowner meetings.  The vote was 137,345,084.567 in favor and 124,483,312.789 against, with 3,214,925.577 abstaining and 43,142,062.000 broker non-votes.

Rejected a non-binding shareowner proposal that requested the Board to amend PPL's governance documents to eliminate plurality voting for the election of directors and require that directors be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareowners.  The vote was 86,738,710.906 in favor and 175,074,510.887 against, with 3,230,101.140 abstaining and 43,142,062.000 broker non-votes.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

	99.1 -	Amended and Restated Bylaws of PPL Corporation effective as of May 19, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Paul A. Farr
Paul A. Farr Executive Vice President and Chief Financial Officer

Dated:  May 24, 2010